UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 15, 2005

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business Operations

Item 1.01. Entry Into a Material Definitive Agreement.

As previously reported under Item 5.02, on January 17, 2006, Westinghouse Air Brake Technologies Corporation (“Wabtec”) announced that its Board of Directors had appointed Albert J. Neupaver as its president and chief executive officer effective February 1, 2006. In connection with this appointment Wabtec entered into an employment agreement, effective February 1, 2006, with Mr. Neupaver. Under the agreement, Mr. Neupaver will receive a salary of $600,000, is entitled to participate in Wabtec’s Executive Bonus Plan, Long-Term Incentive Plan and Stock Incentive Plan. Mr. Neupaver was also granted 90,000 shares of restricted stock which vests in annual 25% increments from February 1, 2006. Mr. Neupaver is also entitled to executive perquisites such as a company car, club memberships and reimbursement for tax preparation and estate planning services. Under the terms of the agreement, if Mr. Neupaver is terminated during his first two years of employment for reasons other than cause, death or disability, he is entitled to receive 24 months base salary and his target bonus, and is entitled to participate in Wabtec’s benefit programs for two years from his termination date.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2006, Westinghouse Air Brake Technologies Corporation (“Wabtec”) announced that its Board of Directors appointed Albert J. Neupaver as president, chief executive officer and a director of Wabtec, effective February 1, 2006. For the past 9 years, Mr. Neupaver, 55, has served as the president of the Electromechanical Group of AMETEK, Inc. (NYSE: AME), a leading global manufacturer of electronic instruments and electric motors with annual sales of more than $1.5 billion. Mr. Neupaver joined AMETEK in 1988 as vice president and general manager of Specialty Metals and became president of the company’s Industrial Materials Group in 1993. Prior to that, Mr. Neupaver spent 11 years at Pfizer, Inc. in various engineering and managerial positions.

Mr. Neupaver succeeds William E. Kassling in his position as president and chief executive officer of Wabtec, who resigned from his position effective February 1, 2006. Mr. Kassling will continue as chairman of the Board and as a major stockholder.

Mr. Neupaver will serve as a director in the class whose term expires at Wabtec’s Annual Meeting of Stockholders in 2007, when he will stand for election. A copy of the press release issued by Wabtec is included as Exhibit 99.1 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated January 17, 2006 regarding the matter referenced in Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date: February 2, 2006

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press release dated January 17, 2006.	Filed herewith.